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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
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                          INTEGRATED CIRCUIT SYSTEMS
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[Logo of Integrated Circuit Systems, Inc. appears here]

                       INTEGRATED CIRCUIT SYSTEMS, INC.


                                        Corporate Headquarters
                                        2435 Boulevard of the Generals
                                        P.O. Box 968
                                        Valley Forge, PA 19482-0968
                                        Phone: 610-630-5300
                                        Fax: 610-630-5399
                                        Web Site: http://www.icst.com


FOR IMMEDIATE RELEASE


                        INTEGRATED CIRCUIT SYSTEMS SAYS
                        ISS REAFFIRMS RECOMMENDATION OF
                    MANAGEMENT'S NOMINEES AT ANNUAL MEETING

VALLEY FORGE, PA - January 27, 1999 - Integrated Circuit Systems Inc. (Nasdaq:
ICST) today announced that Institutional Shareholder Services Inc. (ISS), the nation's leading institutional shareholder advisory firm, after considering ICS' recently announced merger agreement, has reaffirmed its recommendation that shareholders vote FOR management's director nominees on the WHITE proxy card at ICS' Annual Meeting on February 1, 1999. ISS also reaffirmed its recommendation to vote against an amendment to ICS' 1997 Equity Compensation Plan.

As announced on January 20, 1999, the Company entered into a definitive merger agreement under which an investor group comprised of its senior management together with affiliates of Bain Capital Inc. and Bear, Stearns & Co. Inc. will acquire all of the outstanding shares of ICS at a cash price of $21.25 per share.

The merger agreement and a letter containing additional information regarding the merger agreement are on file with the Securities and Exchange Commission
(SEC). The Company's SEC filings are available to the public on the Internet at http://www.sec.gov.
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Institutional Shareholder Services, based in Bethesda, Md., is a leading independent advisor to several hundred institutional investors and provides voting recommendations for proxy contests, corporate governance proposals and other shareholder-related issues.

Integrated Circuit Systems Inc. is a manufacturer of integrated circuit products focusing on the design and marketing of mixed signal integrated, circuits for frequency timing, multimedia and data communications applications. The Company is headquartered in Valley Forge, Pennsylvania with a major facility in San Jose, California.

                                     # # #

Contacts:

     Dan Katcher/Brian Faw                      Arthur Crozier
     Abernathy MacGregor Frank                  Innisfree M&A
     212-371-5999                               212-750-5833